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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF PRESSTEK, INC.


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NAME OF SUBSIDIARY                               STATE OF INCORPORATION
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
North America
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Lasertel, Inc.                                          Arizona
HIC, Inc.                                               New Hampshire
R/H Acquisition Corporation                             New Hampshire
Precision Acquisition Corp.                             Delaware
Precision Lithograining Corporation                     Massachusetts
SDK Realty Corp.                                        Massachusetts
ABD International, Inc.                                 Illinois
ABD Canada Holdings, Inc.                               Delaware
ABD International Company of Canada                     Canada

Europe
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A.B. Dick of UK Limited                                 United Kingdom

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